EXHIBIT 32.1

Certification of

Chief Executive Officer

of TGC Industries, Inc. Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

This certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and accompanies the annual report on Form 10-KSB (the “Form 10-KSB”) for the fiscal year ended December 31, 2005, of TGC Industries, Inc. (the “Company”). I, Wayne A. Whitener, the Chief Executive Officer of the Company, certify that, to the best of my knowledge:

(1)           The Form 10-KSB fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 28, 2006	By:	/s/ Wayne A. Whitener
Wayne A. Whitener
President and Chief Executive Officer
(Principal Executive Officer)